UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 18, 2024

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective June 18, 2024, each of Peter A. Bassi, Larry D. Bouts and Gerald W. Deitchle retired from the Board of Directors.

(e)	The Board of Directors, upon the recommendation of the Compensation Committee and its compensation consultant, approved the following amended compensation for non-employee directors:

•	an annual cash retainer of $75,000, payable in quarterly installments;
•	an annual cash retainer of $12,500, $10,000 and $10,000, respectively, for the non-chair members of the Audit Committee, Compensation Committee and Governance and Nominating Committee, payable in quarterly installments;
•	an annual cash retainer of $25,000, $20,000 and $20,000, respectively, for the chairs of the Audit Committee, Compensation Committee, and Governance and Nominating Committee, payable in quarterly installments;
•	an additional annual cash retainer of $55,000 to any non-employee Chair of the Board, payable in quarterly installments;
•	an annual restricted stock unit award of $125,000, in fair market value on the date of grant, which vests one year from the date of grant; and
•	an additional annual restricted stock unit award of $60,000 to any non-employee Chair of the Board, in fair market value on the date of grant, which vests one year from the date of grant.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2024, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) ratification and approval of the BJ’s Restaurants, Inc. 2024 Equity Incentive Plan, (iii) approval, on an advisory and non-binding basis, of the compensation of named executive officers, and (iv) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2024.

Election of Directors. Each of the following nine nominees for director was elected to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

Name	For	Withhold	Broker Non-Votes
Bina Chaurasia	20,066,216	420,518	2,036,910
James A. Dal Pozzo	15,530,286	4,948,890	2,044,468
Noah A. Elbogen	19,836,605	650,129	2,036,910
Gregory S. Levin	20,046,591	436,961	2,040,092
Lea Anne S. Ottinger	19,554,089	925,087	2,044,468
C. Bradford Richmond	20,377,765	108,969	2,036,910
Julius W. Robinson, Jr.	20,125,978	360,756	2,036,910
Janet M. Sherlock	20,115,801	370,933	2,036,910
Gregory A. Trojan	16,508,689	3,974,863	2,040,092

The Board set the composition of the standing Board committees as follows:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Board of Directors
Bina Chaurasia		Chair	X	X
James A. Dal Pozzo	Chair		X	X
Noah A. Elbogen	X			X
Gregory S. Levin				X
Lea Anne S. Ottinger		X	X	Chair
C. Bradford Richmond	X	X		X
Julius W. Robinson, Jr.		X	X	X
Janet M. Sherlock	X		Chair	X
Gregory A. Trojan				X

Ratification and Approval of BJ’s Restaurants, Inc. 2024 Equity Incentive Plan. The shareholders also ratified and approved the BJ’s Restaurants, Inc. 2024 Equity Incentive Plan. The following votes were cast on the proposal to ratify and approve: 18,999,682 For; 1,468,003 Against; 19,049 Abstain. There were 2,036,910 broker non-votes.

Advisory Vote on Executive Compensation. In addition, the shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the compensation of named executive officers: 19,767,512 For; 697,174 Against; 22,048 Abstain. There were 2,036,910 broker non-votes.

Ratification of Accountants. Finally, the shareholders approved the ratification of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year. The following votes were cast on the ratification: 22,497,550 For; 5,387 Against; 20,707 Abstain. There were no broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	BJ’s Restaurants, Inc. 2024 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2024	BJ’S RESTAURANTS, INC.
(Registrant)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin,
Chief Executive Officer, President and Director (Principal Executive Officer)